United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 18, 2025

Date of Report (Date of earliest event reported)

Goldenstone Acquisition Limited

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41328	85-3373323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4360 E. New York St. Aurora, IL	60504
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 352-7788

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Units, each consisting of one share of Common Stock and one Redeemable Warrant and one Right

Common Stock, par value $0.0001 per share

Redeemable Warrants, each warrant exercisable for one-half of one share of Common Stock at an exercise price of $11.50 per whole share

One Right to receive 1/10th of one share of Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Form 8-K/A is being filed to correct the disclosure in Item 8.01 of the Current Report on Form 8-K dated June 18, 2025 (the “Original Filing”) as to the per share redemption price, aggregate amount of redemption payments and approximate balance in the trust account after redemptions. The numbers disclosed in the initial filing did not reflect amounts that were distributed to the SPAC for the payment of income taxes. With the exception of these three numbers, there are no other changes from the Original Filing.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The disclosure set forth in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.07 SUBMISSION OF A MATTER TO A VOTE OF SECURITY HOLDERS.

On June 18, 2025, the Company held a Special Meeting of Stockholders (the “Special Meeting”). The record date for the stockholders entitled to notice of, and to vote at, the Special Meeting was June 3, 2025. At the close of business on that date, the Company had 3,442,121 shares of common stock issued and outstanding and entitled to be voted at the Special Meeting. Of the 3,442,121 shares of common stock issued and outstanding and entitled to be voted at the Special Meeting, 2,801,036 shares (or 81.38%), constituting a quorum, were represented in person or by proxy at the Special Meeting. At the Special Meeting, two proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission. Proposal 3 was not voted on at the Special Meeting. The final voting results were as follows:

Proposal 1

The Company’s stockholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation (as previously amended on September 21, 2023 and June 18, 2024), to extend the date by which the Company has to consummate a business combination up to 12 times, each such extension for an additional one (1) month period, from June 21, 2025 to June 21, 2026, based upon the voting results set forth below.

For	Against	Abstain
2,478,385	322,651	0

Proposal 2

The Company’s stockholders approved an amendment to the Investment Management Trust Agreement, dated March 16, 2022 by and between the Company and Continental Stock Transfer & Trust Company (as previously amended on September 21, 2023 and June 18, 2024), by and between the Company and Continental Stock Transfer & Trust Company, to provide that the time for the Company to complete its initial business combination under the Trust Agreement from June 21, 2025 to June 21, 2026 provided that the Company deposits into the trust account established in connection with the Company’s initial public offering the sum of $50,000 for each month extended, based upon the voting results set forth below.

For	Against	Abstain
2,478,385	322,651	0

The Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation on June 18, 2025 reflecting the amendments approved at the Special Meeting. A copy of the Company’s Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference.

Item 8.01 Other Events

The Company has deposited the initial payment of $50,000 in its trust account established at Continental Stock Transfer & Trust Company in connection with its initial public offering, to initially extend the date by which the Company can complete an initial business combination by one month to July 21, 2025.

In connection with the stockholder’s vote at the Special Meeting 1,152,875 shares of common stock were tendered for redemption. As a result, approximately $13,510,111.26 (approximately $11.7186 per share) will be removed from the Company’s Trust Account to pay such holders. Following redemptions, the Company will have 442,996 shares of public common stock outstanding, and approximately $5,191,304.58 will remain in the Trust Account.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1*	Certificate of Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2025

GOLDENSTONE ACQUISITION LIMITED

By:	/s/ Eddie Ni
Name:	Eddie Ni
Title:	Chief Executive Officer

3